BUSINESS LOAN AGREEMENT

TO:    Boyle Leasing Technologies, Inc. (BLT)
       950 Winter Street
       Waltham, MA 02154

The undersigned, Cooperative Images, Inc., a New Jersey corporation, and Elective Investments, Inc., a Pennsylvania corporation, both with a principal place of business at 210 West Fourth Street, Suite 101, East Stroudsburg, PA 18301 (collectively known hereafter as the Borrower) hereby applies to BLT (the Lender) for a revolving term loan of up to Six Million ($6,000,000.00) Dollars (the Revolving Loan or the Loan) to be advanced as hereinafter provided and to be evidenced by a Secured Revolving Credit Note (the Revolving
Note) of even date. The Lender may, in its discretion, from, time to time, make advances comprising the Revolving Loan to the Borrower upon the Borrower's request; provided, however, that:

(a) No advance will be made if, after giving effect to the Borrower's request for such advance, the outstanding principal balance of the Revolving Loan would exceed the lesser of

(i) $6,000,000.00, or

(ii) the sum of ninety-five (95%) percent of the present value of the amount of payments due under the Eligible Collateral (as defined in the Security Agreement executed with this Agreement), net of any deposit held by Borrower, deemed eligible by Lender in its sole discretion, discounted at the rate equal to 20%.
Notwithstanding the foregoing, if, for any reason, the principal amount of aggregate advances outstanding under the Revolving Loan exceeds $6,000,000.00, the Borrower shall immediately repay any such excess.

(b) No advance will be made (i) after July 31, 1998 (the Expiration Date),
(ii) upon the occurrence of an event of default under the Revolving Note that is not timely cured or (iii) upon Borrower's Default under any of its contracts, agreements, representations, warranties or other obligations under or contained in this agreement or in the security agreement entered into in connection herewith; and the entire unpaid balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable in full ON DEMAND and if not sooner demanded on August 1, 1998 (the Termination Date).

(c) Prior to the close of the Lender's business on the Expiration Date, the Borrower may repay, in whole or in part, the principal amount of the Revolving Loan provided that the borrower is not then in default under any of the terms or provisions of this agreement, the Revolving Note, or any of the other documents entered into by Borrower in connection therewith or pursuant thereto; and may reborrow sums repaid in accordance with the terms of this Agreement.

(d) For purposes of the borrowing eligible note payments are those which are owing to the Borrower which (at all times from creation until collection in full):

(i) arose fro::, a usual business transaction (in the ordinary course of business and not to any employee or affiliate of the Borrower) of services by the Borrower which have been performed for the account debtor;

(ii) are not subject to any assignment, claim, attachment or security interest of any hind whatsoever, except ire favor of Lender and except for security interests specifically subordinated to the bender's security interest;

(iii) are not subject to set off, credit, allowance or adjustment by the account debtor (except for security deposits held by Borrower); and

(iv) do not involve; (a) any account debtor as to which the Borrower has knowledge of any existing, pending, threatened or stayed bankruptcy or insolvency proceeding, or (b) any note or account debtor which, in the opinion of the Lender, is considered by the Lender to be unacceptable for any reason.

(e) The Borrower shall maintain an operating demand deposit: account and lock box with an agreed upon. Lending Institution and hereby authorizes the Lender to debit that account for any payments required to be made under the Revolving Note.

(f) interest and principal on the Loan shall be repaid at the rate and in the manner set forth in the Revolving Note. The principal balance of the Loan shall be payable when due or in the event of default, provided, however, that Lender reserves the tight, in its sole and absolute discretion, to "term out" some or all of the principal balance, in lieu of making demand, upon terms and conditions satisfactory to the Lender in all respects.

(g) Borrower will not:

(i) (Minimum Cash Flow Coverage) permits its cash flow on the collateral portfolio, at the end of any fiscal monthly period, to be less than 75% of all expected cash flow generated on said collateral portfolio. The term Expected Cash Flow shall mean Borrower's monthly receivable and associated fees on any given consumer note agreement.

(ii) For purposes of this section and section (iii) below, (A) tangible net worth (TNW) shall mean stockholders equity determined in accordance with generally accepted accounting principles consistently applied, subtracting therefrom: (1) intangibles (as determined in accordance with such principles so applied); and (2) accounts and indebtedness owing to Borrower- from any director, officer, employee or parent, subsidiary, or other affiliate of Borrower; and (B) subordinated debt shall means debt which is expressly stated to be subordinated or junior in right of payment to Borrower's obligations to Lender.

(iii) (Minimum Tangible Net Worth) at any time during the Borrower's fiscal year ending December 31, 1997, permit its TNW to be less than Seventy-Five Thousand Dollars ($75,000); and at any time during each subsequent fiscal year, the Borrower will not permit the TNW to be less than Sixty Thousand Dollars ($60,000.00) plus an amount equal to One-Hundred Percent (100%) of the net income of Borrower for each of the preceding quarters beginning with the Borrower's fiscal year ending September 30, 1997.

(iv) Net Losses the Borrowers will not suffer net losses for any two consecutive fiscal quarters,

(h) Borrower shall furnish the Lender monthly, within thirty (30) days after the end of each monthly period, with. a Covenant Compliance Certificate indicating its compliance or lack thereof with each of the financial covenants set forth in section (g) above.

(i) 5% Holdback Pool. Lender shall withhold 5% of the funded amount on each advance of Consumer Note Pools. Each amount so withheld shall be designated as the Cash Holdback Pool for that particular funding advance. Each Cash Holdback Pool will be released upon full payment of said loan. All loans must be current and fully collateralized for any Cash Holdback pool to be released.

The Revolving Note is incorporated herein to the same extent as if set forth in full in this Agreement.

Borrower, in consideration of the Loan to Borrower, hereby warrants, represents and agrees as follows:

1. Borrower will continue its business, will not use Revolving Loan proceeds to engage in any other unrelated business without the prior written consent of the Lender and will use the proceeds of the Loan only for working capital purposes.

2. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the States of New organized, and Pennsylvania respectively and is duly qualified and authorized to do business in, and is in good standing in, each other jurisdiction in which the conduct of its business requires it to be so qualified.

3. The execution and delivery of the Revolving Note and this Agreement, -and the execution and delivery of the Security Agreement entered into pursuant hereto, and the performance by the Borrower of its obligations hereunder and thereunder and the consummation by the Borrower of the transactions contemplated hereby end thereby have been duly authorized by all requisite action on the part of the Borrower and its members/managers and no other proceedings on the part of the Borrower or its members/managers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

4. The Borrower has ail necessary power and authority to .enter into the Revolving Note and this Agreement, and the Security Agreement entered into pursuant hereto, and to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

5. The Revolving Note and this Agreement, and the Revolving Note and the Security Agreement entered into pursuant hereto, have been duly executed and delivered by the Borrower and (assuming due authorization, execution and delivery by the other parties thereto) constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

6. The execution and delivery of the Revolving Note and this Agreement and the execution and delivery of the Security Agreement entered into pursuant hereto, do not, and the performance hereof and thereof by the Borrower will not, (i) conflict with or violate the articles of organization or operating agreement of the Borrower, (ii) conflict with or violate any law, regulation, directive, decision or governmental or judicial order or decree applicable to the Borrower or by which the Borrower or any of its assets, properties or business is bound, or (iii) conflict with, result in any breach of, constitute a default (or an event that with the giving of notice or the lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any lien or encumbrance of any kind on any of the assets or properties of the Borrower pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or arrangement to which the Borrower is a party or by which the Borrower, or any of its assets or properties, is bound.

7. Except for such as have already been obtained by the Borrower and which are in full force and effect, no consent of any third party and no consent, approval, license or authorization of, or declaration or filing with, or exemption by, any governmental or judicial authority, bureau or agency is required in connection with the execution, and delivery by the Borrower, or in connection. with the validity or enforceability, of the Revolving Note or this Agreement, or the Security Agreement entered into pursuant hereto, or the performance by the Borrower of its obligations hereunder and thereunder or the consummation of any of the transactions contemplated hereby or thereby.

8. Borrower's balance sheet as of December 31, 1996, and the related statement of income and retained earnings for the fiscal period ending on such date, both of which have been delivered to Lender, are complete and correct and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. There are no liabilities of Borrower contingent or otherwise not disclosed in said balance sheet and since the date of such balance sheet there has been no change in the assets, liabilities, financial condition or business of Borrower shown thereon other than changes in the ordinary course of business, the effect of which has not been in the aggregate materially adverse

9. Borrower will furnish to Lender (on a consolidated and consolidating basis) within ninety (90) days after the close of each fiscal year of Borrower, a balance sheet as of the close of such year and an income statement and statement of retained earnings for such year for Borrower audited by an independent certified public accountant selected by Borrower and satisfactory to Lender; will furnish to Lender (on a consolidated and consolidating basis) a balance sheet and operating figures for each monthly fiscal period within thirty (30) days after the end of such month, certified by the chief financial officer of Borrower; and will furnish a borrowing base certificate and a note aging on or prior to the fifteenth (15th) day of each monthly period (and at the time of any request for an advance), and such other data as Lender may from time to time request; and will at all reasonable times permit representatives of Lender to inspect and make extracts from Borrower's books and records

10. Borrower will maintain its books dad records relating to its financial affairs at all times in accordance with, and all financial statements provided for herein shall be prepared is accordance with generally accepted accounting principles consistently applied.

11. Borrower will not pay any dividends on any class of capital stock or make any other distribution or payment on account of or in redemption of capital stock, or permit any withdrawals from or distributions of the assets of Borrower, except cash dividends paid by the Borrower not to exceed, in the aggregate in any fiscal year, an amount equal to thirty-eight (38%) of Consolidated Net Income (GAAP) for the immediately preceding fiscal year provided that no Default shall have occurred and be continuing and, that the borrower may pay reasonable salaries or compensation to employees and contractors for services rendered by them to the Borrower,

12. Borrower will maintain insurance with financially sound and reputable insurers, insuring Borrower's properties and business against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices.

13. Without the prior written consent of Lender, Borrower will not;

(a) Create or permit to exist any mortgage, pledge, security interest or other lien or encumbrance on any of Borrower's property assigned to Lender as collateral for the Loan except (i) those arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments whose validity or amount is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained in accordance with generally accepted accounting principles, or taxes and assessments which are not due and delinquent; (ii) liens of carriers, warehousemen, mechanics and material men and other like liens, (iii) pledges or deposits made in connection with workmen's compensation, unemployment or other insurance, old age pensions or other social security benefits, and good faith deposits in connection with tenders, contracts or leases to which Borrower is a party, or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds and other similar obligations; (iv) security interests specifically subordinated to the Lender's security interest; and (v) in favor of Lender.

(b) Purchase or acquire any securities of or .make any loans or advances to or investments in any firm or corporation, except obligations of the United States government or any agency of the United States government or obligations of United States commercial lending institutions with total assets of not less than One Billion Dollars(S1,000,000,000.00) and a net worth of not less than Forty :Million Dollars ($40,000,000.00);

(c) Merge or consolidate or sell or dispose of all or a portion of Borrower's assets other than in the ordinary course of business, or in any way or manner alter Borrowers capital structure, including the sale, transfer or redemption of any shares of the Borrower.

14. Without in any way effecting the nature of the Revolving Note or in any manner making the following prerequisites for the Lender's requiring repayment, the advances constituting the Revolving Loan and any and all other obligations of Borrower to Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the Obligations) shall at Lender's option become immediately due and payable without notice or demand at any time after: (a) default in the payment or performance of any Obligation; (b) default in the observance by Borrower of any of the terms of this Agreement, or in the revolving note or any other document or other agreement entered into pursuant hereto or in connection with the transactions contemplated hereby. including, without limitations the financial covenants contained herein or therein; (c) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower or any party secondarily liable under any of the obligations; or (d) termination of any guaranty by any guarantor of any of the obligations.

15. Any deposits or other sums at any time credited by or due from Lender to Borrower and any securities or other property of Borrower in Lender's possession may at ail times be held and treated as security for payment of the Obligations. In the event any one or more of the events of default set forth in Paragraph 8 shall have occurred or be continuing, then regardless of the adequacy of any collateral, any deposits or other sums credited by or due from Lender to Borrower may be set off against any and all of the Obligations.

l6. The Lender shall have the right review and/or to audit Borrower's books and records annually, or at such greater frequency as Lender may reasonably deem appropriate, at Borrower's expense.

17. No failure or delay on Lender's part in exercising, any right hereunder shall operate as a waiver thereof of any other right. No waiver hereunder shall be effective unless in writing and a waiver on any one occasion shall not be a waiver of any right or remedy on any future occasion.

I8. In case of a default in the performance of the Obligations, Borrower will pay to Lender such, further amount as shall be sufficient to cover the cost end expense of collection including (without limitation), attorney's fees and expenses.

19. Governing Law. This Agreement has been made in, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any conflicts of laws provisions and shall take effect as an instrument under seal. ANY LEGAL ACTIONS OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS EXCLUSIVELY AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES IRREVOCABLY CONSENT EACH FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH EITHER MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO, AND AGREE THAT ANY FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS AGREEMENT.

IN WITNESS WHEREOF, Borrower has executed and delivered this Business Loan Agreement on the date below written.

EXECUTED this 5TH day of August, 1997.

WITNESS:     COOPERATIVE IMAGES, INC. and ELECTIVE INVESTMENTS, INC.

                               By: /s/ Gerard A. Powell
                                   --------------------
                               Gerard A, Powell, Chief Executive Officer

                               By: /s/ Charlie Lynn Trapasso
                                   -------------------------
                               Charlie Lynn Trapasso, Secretary

                               BOLE LEASING TECHNOLOGIES, INC.

                               By: /s/ J. Gregory Hines
                                   --------------------
                               J. Gregory Hines, Vice-President